UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2007

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street New Jersey, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As described further in Item 2.06 below, on November 15, 2007, Franklin Credit Management Corporation (the “Company”) announced a delay in reporting its operating results for the third quarter of 2007.

On November 15, 2007, the Company and certain of its subsidiaries entered into a Limited Waiver with its lead lender bank, The Huntington National Bank, successor by merger to Sky Bank (the “bank”), pursuant to which the bank has agreed to waive any resulting breaches of the Company’s debt covenants arising from the Company’s failure to timely file its financial statements for the quarter ended September 30, 2007, until the earlier of the filing of the third quarter financial statements or December 31, 2007 (the “Company Waiver”).  On November 15, 2007, the Company’s wholly-owned subsidiary Tribeca Lending Corporation (“Tribeca”) and certain of Tribeca’s subsidiaries entered into a Limited Waiver with the bank, pursuant to which the bank has agreed to waive any resulting breaches of Tribeca’s debt covenants arising from the Company’s failure to timely file its financial statements for the quarter ended September 30, 2007, until the earlier of the filing of the third quarter financial statements or December 31, 2007 (the “Tribeca Waiver” and, together with the Company Waiver, the “Waivers”).  The bank is under no obligation to grant additional waivers of any future covenant violations.

In consideration of the Waivers, on November 15, 2007, the Company and certain of its subsidiaries executed a Security Agreement in favor of the bank (the “Security Agreement”), pursuant to which the Company agreed to pledge all previously unencumbered assets of the Company and its subsidiaries as additional security to the bank.

The foregoing summaries of the Company Waiver, the Tribeca Waiver and the Security Agreement are qualified in their entirety by reference to the complete copies of such documents filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.06.    Material Impairments.

On November 15, 2007, the Company announced a delay in reporting its operating results for the third quarter of 2007.  Due to the rapidly deteriorating real estate and mortgage origination credit market and resulting increased delinquencies industry wide in mortgages originated in the years 2005 and 2006, particularly for second-lien loans, the Company is in the process of reviewing and assessing its reserves for its portfolio of acquired loans, particularly second-lien mortgage loans acquired in those years.  The Company expects that this credit review will result in a substantial increase in the provision for loan losses for the quarter ended September 30, 2007 due to increased delinquencies and the expectation of increased defaults and ultimate losses inherent in the portfolio as of September 30, 2007, again particularly for its portfolio of second-lien loans.  The Company expects that this increase will result in substantial negative stockholder’s equity as of September 30, 2007.  The Company also announced that the bank has suspended new loan origination and acquisition fundings for the period of the review and that, as a result, the Company has ceased its acquisition and origination of new loans. The bank is under no obligation to resume funding the Company’s loan originations and acquisitions after the review is completed.  The Company currently anticipates that it will complete its review, release its quarterly results and file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 prior to December 31, 2007.

Item 8.01.    Other Events.

On November 15, 2007, the Company issued a press release relating to the matters described in Item 1.01 and Item 2.06 above.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated in this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1
Limited Waiver, dated as of November 15, 2007, between The Huntington National Bank, successor by merger to Sky Bank (“Huntington”), the Company and each subsidiary of the Company listed on the signature pages thereof.

10.2	Limited Waiver, dated as of November 15, 2007, between Huntington, Tribeca and each subsidiary of the Company listed on the signature pages thereof.

10.3	Security Agreement, dated as of November 15, 2007, by the Company and each of the entities listed on the signature pages thereof in favor of Huntington.

99.1
Press Release, dated November 15, 2007, entitled “Franklin Credit Management To Delay Filing Of Third Quarter 2007 Operating Results to Permit Assessment of Magnitude of Increased Reserves;  Company To Suspend Acquisition and Origination Funding Activity for Duration of Assessment.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            FRANKLIN CREDIT MANAGEMENT CORPORATION

            By: /s/ Paul D. Colasono
           Name: Paul D. Colasono
           Title:   Chief Financial Officer and
           Executive Vice President

Date:  November 15, 2007